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AIG Life Insurance Company                                        EXHIBIT (e)(2)
P.O. Box 667 Wilmington, DE 19899-0667

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                                           Executive Advantage(SM)
PLEASE PRINT ALL ANSWERS          Supplemental Application For Life Insurance
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
  1. Proposed  Last Name        First Name      Middle Initial          2. Date of Birth       3. Social Security Number
     Insured   ________________________________________________         ___________________    _________________________

  4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)
      Guaranteed Account                            _____ %

      AllianceBernstein Variable Products Series Fund, Inc       Merrill Lynch Variable Series Funds, Inc.
      Americas Government Income Portfolio          _____ %      Basic Value V.I. Fund                            _____ %
      Growth Portfolio                              _____ %      Fundamental Growth V.I. Fund                     _____ %
      Growth & Income Portfolio                     _____ %      Government Bond V.I. Fund                        _____ %
      Premier Growth Portfolio                      _____ %      Value Opportunities V.I. Fund                    _____ %
      Small Cap Growth Portfolio                    _____ %
                                                                 Morgan Stanley Universal Institutional Funds
      American Century Variable Portfolios, Inc.                 Core Plus Fixed Income Portfolio                 _____ %
      VP Income & Growth Fund                       _____ %      Emerging Markets Equity Portfolio                _____ %
      VP International Fund                         _____ %      High Yield Portfolio                             _____ %
                                                                 Mid Cap Growth Portfolio                         _____ %
      Credit Suisse Trust                                        Money Market Portfolio                           _____ %
      Emerging Markets Portfolio                    _____ %      Technology Portfolio                             _____ %
      Global Post-Venture Capital Portfolio         _____ %      U.S. Mid Cap Value Portfolio                     _____ %
      International Focus Portfolio                 _____ %
      Large Cap Value Portfolio                     _____ %      Neuberger Berman Advisers Management Trust
      Mid-Cap Growth Portfolio                      _____ %      AMT Partners Portfolio                           _____ %
      Small Cap Growth Portfolio                    _____ %

      Fidelity Variable Insurance Products Fund                  PIMCO Variable Insurance Trust
      VIP Balanced Portfolio                        _____ %      High Yield Portfolio                             _____ %
      VIP Contrafund Portfolio                      _____ %      Long-Term U.S. Government Portfolio              _____ %
      VIP Index 500 Portfolio                       _____ %      Real Return Portfolio                            _____ %
                                                                 Short-Term Portfolio                             _____ %
      Franklin Templeton Variable Insurance Products Trust       Total Return Bond Portfolio                      _____ %
      Developing Markets Securities Fund - Class 2  _____ %
      Growth Securities Fund - Class 2              _____ %      Vanguard Variable Insurance Fund
      Foreign Securities Fund - Class 2             _____ %      Total Bond Market Index Portfolio                _____ %
                                                                 Total Stock Market Index Portfolio               _____ %
      Goldman Sachs Variable Insurance Trust
      CORE U.S. Equity Fund                         _____ %      VALIC Company I
      International Equity Fund                     _____ %      International Equities Fund                      _____ %
                                                                 Mid Cap Index Fund                               _____ %
      J.P. Morgan Series Trust II                                Small Cap Index Fund                             _____ %
      Mid Cap Value Portfolio                       _____ %
      Small Company Portfolio                       _____ %

  5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Morgan Stanley Money Market Fund.   YES      NO
      If elected you must complete the Dollar Cost Averaging Plan Request Form.)                            [ ]      [ ]

  6.  (a)     Did the Owner receive current prospectuses?                                                   [ ]      [ ]
      (b)     Does the Owner understand that:
                The death benefit may increase or decrease depending on investment performance?             [ ]      [ ]
                The cash value may increase or decrease depending on investment performance?                [ ]      [ ]
                The Certificate will lapse if the cash surrender value becomes insufficient to cover
                the total monthly deductions?                                                               [ ]      [ ]
      (c)     Does the Owner believe that this Certificate will meet insurance
              needs and financial objectives?                                                               [ ]      [ ]
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14GVSUP997, page 1 of 2

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  7.  Suitability    What is the Owner's:    Approximate net worth  ____________
                                             Income earned          ____________
                                             Income unearned        ____________
                                             Number of dependents   ____________
                                             Marginal tax bracket   ____________

Investment Objective(s) (check all that apply): Growth _____ Growth and Income _____ Income _____ Capital Appreciation _____ Speculation ____

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on ___________________________, 20___    ________________________________
                                                Signature of Owner

at ___________________, State of ___________

____________________________________________    ________________________________
Signature of Soliciting Agent                   Signature of Proposed Insured if
                                                not Owner
                                                (Parent if Proposed Insured is
                                                Age 15 or less)

14GVSUP997, page 2 of 2